Owl Rock BDCs Renamed

NEW YORK — July 6, 2023 — As previously announced on June 22, 2023, the Owl Rock BDCs (as listed in the chart below) have been renamed effective today. The new names and websites for each entity can be found below. Additionally, beginning with today’s trading session, Blue Owl Capital Corporation, formerly Owl Rock Capital Corporation, will be “OBDC” on the New York Stock Exchange. New unsecured notes tickers, to the extent applicable, are also included below.

Each of the BDCs is managed by an investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (NYSE: OWL) and these name changes will not change the day-to-day businesses of the BDCs, but rather are part of a broader initiative to operate as one Blue Owl brand.

Old Name	New Name	New Unsecured Notes Tickers	New Website

Owl Rock Capital Corporation (NYSE: ORCC)	Blue Owl Capital Corporation (NYSE: OBDC)	OBDC	www.blueowlcapitalcorporation.com

Owl Rock Capital Corporation II	Blue Owl Capital Corporation II	OBDCII	www.blueowlproducts.com

Owl Rock Capital Corporation III	Blue Owl Capital Corporation III	OBDIII	www.blueowlproducts.com

Owl Rock Core Income Corp.	Blue Owl Credit Income Corp.	OCINCC	www.ocic.com

Owl Rock Technology Finance Corp.	Blue Owl Technology Finance Corp.	OTFINC	www.blueowlproducts.com

Owl Rock Technology Finance Corp. II	Blue Owl Technology Finance Corp. II	N/A	www.blueowlproducts.com

Owl Rock Technology Income Corp.	Blue Owl Technology Income Corp.	N/A	www.otic.com

ABOUT BLUE OWL’S CREDIT PLATFORM

The Blue Owl Credit platform, which focuses on direct lending, of Blue Owl Capital Inc. (NYSE: OWL) has approximately $71.6 billion of assets under management as of March 31, 2023. The platform provides multiple investment funds with management services, including public and private business development companies and other products. The Blue Owl BDCs include Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Capital Corporation III, Blue Owl Technology Finance Corp., Blue Owl Technology Finance Corp. II, Blue Owl Credit Income Corp. and Blue Owl Technology Income Corp. Blue Owl’s Credit platform employs teams of seasoned investment professionals with significant and diverse experience from some of the world’s leading investment firms and financial institutions. Blue Owl’s Credit platform embodies a relationship-oriented approach to investing, seeking to provide companies with sizeable commitments to facilitate transactions and support their growth needs with certainty, speed and transparency throughout the entire investment process. For more information, please visit www.blueowlproducts.com.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

credit-ir@blueowl.com

Unsecured Bondholder Contact:

Kaitlin Howard

212-419-3000

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com